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                               COUNTRYWIDE CREDIT INDUSTRIES, INC. AND SUBSIDIARIES
                          EXHIBIT 11.1 - STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                                            Year ended February 28(29),
                               (Dollar amounts in thousands, except per share data)


                                                                    1997              1996              1995
                                                                --------------    --------------    --------------
PRIMARY
   Net earnings                                                    $257,358          $195,720           $88,407
                                                                ==============    ==============    ==============


   Average shares outstanding                                       103,112            98,352            91,240
   Net effect of dilutive stock options - based on the
treasury
     stock method using average market price                          2,565             1,918               847
                                                                --------------    --------------    --------------

         Total average shares                                       105,677           100,270            92,087
                                                                ==============    ==============    ==============

   Per share amount                                                   $2.44             $1.95             $0.96
                                                                ==============    ==============    ==============


FULLY DILUTED
   Net earnings                                                    $257,358          $195,720           $88,407
                                                                ==============    ==============    ==============


   Average shares outstanding                                       103,112            98,352            91,240
   Net effect of dilutive stock options -- based on the
treasury
     stock method using the year-end market price, if higher
     than average market price                                        3,443             1,918               976
                                                                --------------    --------------    --------------

         Total average shares                                       106,555           100,270            92,216
                                                                ==============    ==============    ==============

   Per share amount                                                   $2.42             $1.95             $0.96
                                                                ==============    ==============    ==============

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